Exhibit 10.1

AMENDMENT NO. ONE

TO THE

WESTERN GAS RESOURCES, INC.

AMENDED AND RESTATED DIRECTORS’ HEALTH PLAN

As of June 13, 2006

Western Gas Resources, Inc., a Delaware corporation (the “Corporation”), established the Western Gas Resources, Inc. Directors’ Medical Insurance Plan, effective September 1, 1996.  The plan was amended and restated by the Corporation on February 23, 2005, effective January 1, 2005, and was renamed the Western Gas Resources, Inc. Amended and Restated Directors’ Health Plan (the “Directors’ Health Plan”).  The Directors’ Health Plan provides continuing health care benefits for certain current and former members of the board of directors (“Directors”) of the Corporation and the covered spouses of such Directors.

The Directors’ Health Plan is hereby further amended, effectiveJune 13, 2006, as follows:

1.             Paragraph 1.b.(iii) is amended by replacing the phrase at the end thereof which reads “Internal Revenue Service Notice 2005-1, A-14(b)” with the following:

                “income tax Proposed Regulations Section 1.409A-3(g)(5)(vii)(B).”

2.             Paragraph 1.b.(vi) is deleted in its entirety and the following is inserted in lieu thereof:

“(vi)        Interpretation under Code Section 409A.  The definition of Change in Control under this Paragraph 1.b. is intended to comply with applicable definitions and requirements of Code Section 409A(a)(2)(A)(v) and income tax Proposed Regulations Section 1.409A-3(g)(5), and shall be interpreted consistently therewith.  Furthermore, to the extent that further Internal Revenue Service guidance, including notices, rulings, regulations, etc., are issued that modify the applicable change in control event definitions and requirements, the definition herein of Change in Control shall be deemed to have been modified accordingly as of the effective date of such change as set forth in such guidance.”

3.             Paragraph 1.e. is deleted in its entirety and the following is inserted in lieu thereof:

“e.           Director means each member of the Board of Directors of the Corporation as of January 1, 2005, and Lanny Outlaw, a former director of the Corporation, and each new member appointed or elected to the Board of Directors after January 1, 2005 (each such new member, a “Future Director”).

4.             Paragraph 2.b. is amended by deleting the second sentence appearing therein and inserting the following in lieu thereof:

“An initial election to participate may be submitted within thirty (30) days of approval of the Plan by the Corporation’s board of directors or, if later, within thirty (30) days after becoming eligible for the first time hereunder.  Thereafter, on an annual basis during the Corporation’s regular benefits enrollment period, the Corporation will send Participation Agreements to each Director or surviving spouse, if applicable, permitting such person to change such person’s election to participate or not in the Plan or to amend such person’s participation in the Plan.  Failure to return the Participation Agreement shall be deemed an election not to alter or amend such person’s then current participation status.”

5.             Paragraph 3.b.(i) is amended by deleting the first sentence appearing therein and inserting the following in lieu thereof:

“Except as provided in Paragraph 3.b.(iv), if a Director who is under the Medicare eligibility age and retired from the Board of Directors elects coverage pursuant to Paragraph 2, the Corporation shall provide such Director and covered Spouse, if any (provided such covered Spouse is under the Medicare eligibility age) with the elected Base Health Coverage and/or Supplemental Coverage.”

6.             Paragraph 3.b. shall be amended by inserting the following new sub-paragraph (v) at the end thereof:

“(v)         Retired Future Directors.  Notwithstanding anything to the contrary herein, Future Directors shall only be eligible for the benefits provided under this Paragraph 3.b. upon completion of two full three-year terms of service on the Board and re-election by the Corporation’s stockholders to a third term; provided, however, that in the event of a Change in Control or the death or permanent disability (as defined in the Corporation’s long term disability plan) of a Future Director (each, an “Unanticipated Event”), if, on the date of such Unanticipated Event the Future Director has completed one full three-year term of service on the Board and has been re-elected by the Corporation’s stockholders to a second term such Future Director will be deemed eligible for the benefits under this Paragraph 3.b. at the time of the occurrence of the Unanticipated Event.  In the event that the Board shortens or lengthens the term of service from the current three-year duration, then the required number of terms to be served to meet the qualification set forth above shall be such number of terms as may be required to meet or exceed an equivalent number of years of service as set forth above.”

7.             Paragraph 6 shall be amended by adding the following words immediately prior to the end thereof:

“; excluding, however, any Future Director and such Future Director’s Spouse, if any, unless such Future Director has satisfied the conditions set forth in Paragraph 3.b.(v) hereunder”

8.             Paragraph 7 shall be amended by deleting the second sentence appearing therein and inserting the following in lieu thereof:

“Except as required by law, the benefits provided under this Plan, including but not limited to, the type of coverage, level of coverage, copayment amounts, deductible amounts, and coinsurance requirements, even if reduced for Executive Officers under coverage provided by the Corporation, may not be reduced or terminated, without the consent of all affected eligible Directors and Spouses.”

All other provisions of the Directors’ Health Plan shall remain in full force and effect as originally written.

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The undersigned, John C. Walter, hereby certifies that he is the duly elected and acting Secretary of Western Gas Resources, Inc. and that the foregoing Amendment is authorized pursuant to a resolution adopted by the Board of Directors of the Corporation on the 13th day of June 2006.

/s/ John C. Walter
John C. Walter
Date